CLARIFICATION AGREEMENT

For the sake of clarification, as intended in the agreement between Premier Power Renewable Energy, Inc. (“Premier”) and Genesis Capital Advisors, LLC and its designated FINRA licensed Broker Dealer (“Genesis”) dated October 31, 2008 (“Genesis Agreement”), Premier shall pay Genesis a cash fee equal to 6% (which may be reduced to 5% upon mutual written agreement between the parties) of the total consideration received by Premier or its affiliates related to solar power plants built or sold, with respect to which Genesis has provided assistance in the development, financing or sale of said plants or their related special purpose entities.  Such fee shall be paid by Premier at the time such consideration is received.  All terms of the Genesis Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this agreement as of April 28, 2010.

Premier Power Renewable Energy, Inc.		Genesis Capital Advisors, LLC

By:	/s/ Dean Marks	By:	/s/ Charles Gilreath
Dean Marks		Charles Gilreath
President		Managing Member